UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 25, 2001


                               Supreme Hospitality
               (Exact name of registrant as specified in charter)


              Nevada                                        88-0460457
              ------                                        ----------
   (State of other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                         Identification Number)



       41919 Skywood Drive Temecula                       92591-1877
       ----------------------------                       ----------
   (Address of Principal Executive Office)                (Zip Code)

Registrant's Executive Office Telephone Number: (909)-506-3435
                                                --------------

                                TABLE OF CONTENTS


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT......................3

Exhibit 16...................................................................4

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Nystrom & Company L.L.P., the independent accountants who had been engaged by Temecula Valley Inn, Inc., now a subsidiary of Supreme Hospitality (the "Company"), as the principal accountants to audit the Company's consolidated financial statements, was dismissed effective March 1, 2001. On March 1, 2001, the Company engaged Braverman & Company, P.C. as the Company's new principal independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2000.

         The decision to change the Company's independent accountants from Nystrom & Company L.L.P to Braverman & Company, P.C. was recommended by the Board of Directors and approved by the Company's Board of Directors.

         The reports of Nystrom & Company L.L.P., on the financial statements of Temecula Valley Inn, Inc. during the interim period of two months ending
February 29, 2000 did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two month interim period ending February 29, 2000, and through the date of dismissal of Nystrom & Company L.L.P., the Company did not have any disagreements with Nystrom & Company L.L.P, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Nystrom & Company L.L.P, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Supreme Hospitality

By  /s/ Larry W.  Lang
--------------------
        Larry W.  Lang
        Chairman, Sole Director, President
        And Secretary/Treasurer (Principal
        And Accounting Officer)

        Date: April 25, 2001